EXHIBIT 10.3

                         CONTINENTAL HOMES HOLDING CORP.
                            1988 STOCK INCENTIVE PLAN
                     (As amended and restated June 20, 1997)

1.   Purposes:

     The purposes of the Continental Homes Holding Corp. 1988 Stock Incentive Plan (the "Plan") are (a) to provide incentives to those key employees of Continental Homes Holding Corp. (the "Company") and its subsidiaries whose performance will contribute to the long-term success and growth of the Company,
(b) to strengthen the ability of the Company to attract and retain employees of high competence, (c) to increase the identity of interests of such employees with those of the Company's stockholders, and (d) to help build loyalty to the Company through recognition and the opportunity for stock ownership.

2.   Elements of the Plan

     The Plan provides the Company's Board of Directors (the "Board") with the discretion to grant or award participants incentives relating to the Company's common stock utilizing (a) incentive stock options, (b) nonqualified stock options which may be coupled with stock appreciation rights and/or (c) restricted stock. These benefits may be granted to participants singly or in any combination which the Board deems appropriate.

3.   Shares Subject to the Plan

     The maximum aggregate number of shares as to which awards or options may at any time be granted under this Plan shall be 1,000,000 shares of common stock, par value $.01 per share (the "Common Shares"), subject to adjustment in accordance with Section 9 hereof. Such Common Shares may be either authorized but unissued shares or shares previously issued and reacquired by the Company. If and to the extent options granted under the Plan terminate, expire or are canceled without having been exercised, or if any shares of restricted stock are forfeited, the shares subject to such option or award shall again be available for purposes of the Plan. The maximum number of Common Shares with respect to which stock options or stock appreciation rights may be granted to any participant during any fiscal year shall be 100,000. The maximum number of Common Shares which may be issued under the Plan as restricted stock shall be 100,000.

4.   Plan Administration

     The Plan shall be administered by the Board. The Board may delegate this or any other authority granted to it hereunder to a committee which shall consist of at least three members of the Board (the "Stock Incentive Committee"). Members of the Stock Incentive Committee shall be eligible to participate in the Plan, so long as grants to such members are ratified by the Company's Board of Directors other than the members of such Committee (any references herein to the "Board" shall be deemed to refer to either the Board or the Stock Incentive Committee if the Board has delegated administrative authority to such Committee). The Board shall have the sole authority to determine (a) the employees to whom options and awards shall be granted under the Plan; (b) the type, size and terms of the options and awards to be granted to each employee selected; (c) the time when options and awards will be granted and the duration of the exercise period; and (d) any other matters arising under the Plan. The Board shall have full power and authority to administer and interpret the Plan and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable. The Board's interpretations of the Plan and all determinations made by the Board pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any options or awards granted hereunder.

     A majority of the Board shall constitute a quorum for purposes of meetings which may be held at such times and places and on such notice as the Board deems appropriate. All actions and determinations of the Board shall be made by not less than a majority of its members and may be made at a meeting or by written consent in lieu of a meeting.

5.   Eligibility for Participation

     Officers, directors and other key employees of the Company or any subsidiary (as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code")), of the Company (a "Subsidiary") shall be eligible to participate in the Plan (the "Participants"). Nothing contained in this Plan shall be construed to limit the right of the Company or any Subsidiary to grant options otherwise than under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation, or otherwise, of the business or assets of any corporation, firm or association, including options granted to employees thereof who become employees of the Company or a Subsidiary, or for other proper corporate purposes.

6.   Granting of Options

     (a) As of the effective date set forth in Section 23 hereof, the Board shall have the right to grant Participants options that are intended to be "Incentive Stock Options" within the meaning of Section 422 of the Code until the tenth anniversary of the date on which the Board approved the Plan and/or other stock options on the terms and conditions set forth herein ("Nonqualified Stock Options") or any combination of Incentive Stock Options and Nonqualified Stock Options. The Purchase price of each Common Share to an Incentive Stock Option shall be the Fair Market Value (as hereinafter defined) of a share of such stock on the date the Incentive Stock Option is granted, provided, however, that any Incentive Stock Option granted to a Participant who owns more than 10% of the total combined voting power of all classes of stock of the Company or any Subsidiary (a "10% Stockholder") shall not be less than 110% of such Fair Market Value. The purchase price of each Common Share subject to a Nonqualified Stock Option shall be determined by the Board on or before the date such Nonqualified Stock Option is granted, but may not be less than 85% of the Fair Market Value of the Common Shares on the date of grant. For purposes of this Plan, Fair Market Value shall be deemed to be equal to the last reported sales price on the applicable date, or if no sales price is available for such date, the average of the closing bid and asked prices for such date, on (i) the New York Stock Exchange ("NYSE"), if the Common Shares are then listed on such exchange, (ii) if the Common Shares are not listed on the NYSE, on the principal national stock exchange on which the Common Shares are then listed, or (iii) if not listed on any national stock exchange, as reported by NASDAQ. If the Common Shares are not then listed on any national stock exchange or reported by NASDAQ (or if no current bid and asked price is available), then the Fair Market Value shall be determined in any reasonable manner approved by the Board.

     (b) The aggregate Fair Market Value (determined as of the date of grant) of the Common Shares subject to Incentive Stock Options that first become exercisable by a Participant in any calendar year under this Plan or any other plan maintained by the Company or any Subsidiary may not exceed $100,000.

     (c) The Board may prescribe such other terms as it deems desirable or as may be necessary to qualify the options granted hereunder as Incentive Stock Options under the provisions of Section 422 of the Code. The Board may also authorize acceleration of the exercise of an option or installment thereof.

7.   Term of Options

     Unless the option agreement pursuant to which options are granted (the "Option Agreement") provides otherwise, options granted hereunder shall be exercisable for a term of ten years from the date of grant (the "Expiration Date"); provided, however, that any Incentive Stock Option granted to a 10% Stockholder may not be exercisable for a term of more than five years from the date of grant.

8.   Exercise of Options

     (a) Unless the Board provides otherwise and such provision is reflected in the terms of the Option Agreement, Incentive Stock Options will become exercisable in installments on a cumulative basis at a rate of twenty-five percent (25%) each year beginning on the first anniversary of the date of grant. No Nonqualifed Stock Option will become exercisable prior to six months after the date of grant; thereafter, Nonqualified Stock Options will become exercisable at such time and for such number of Common Shares as the Board, in its sole discretion, shall determine.

     (b) Unless the option agreement provides otherwise, options granted hereunder shall be exercisable for cash or any other property (including Common Shares or promissory notes) deemed acceptable by the Board; provided that, in the case of payment by a promissory note, the Participant shall pay in cash or other property an amount equal to at least the par value of the Common Shares being purchased, and, if the option is an Incentive Stock Option, the note shall bear a sufficient rate of interest so that the exercise price for the purposes of the Code shall be no less than the Fair Market Value of the Common Shares being purchased.

     (c) Except as otherwise provided herein, no option may be exercised at any time, unless the holder is then a regular employee of the Company or a Subsidiary and has continuously remained an employee at all times (other than on an absence for an approved leave of absence or service in the Armed Forces) since the date of grant of such option.

     (d) Options shall be exercised by a Participant giving written notice of such exercise to the Company, provided that an option may not be exercised at any one time as to less than 100 Common Shares ( or such number of Common Shares as to which the option is then exercisable if less than 100). No fractional shares, or cash in lieu thereof shall be issued under this Plan or under any option granted hereunder.

     (e) An Incentive Stock Option shall be exercisable during a Participant's lifetime only by the Participant, or if the Participant has become disabled, by his legal representative.

9.   Adjustments for Certain Events

     The total number of Common Shares available for options or awards under the Plan and option rights (both as to the number of Common Shares and the per share option price) shall be appropriately adjusted for any increase or decrease in the number of outstanding Common Shares resulting from payment of a stock dividend on the Common Shares, a subdivision or combination of Common Shares, or a reclassification of the Common Shares, and (in accordance with the provisions contained in the next paragraph) in the event of a recapitalization of the Company or a consolidation or merger in which the Company shall be the surviving corporation.

     After any merger of one or more corporations into the Company in which the Company shall be the surviving corporation, or after any consolidation of the Company and one or more corporations, or after any recapitalization of the Company, each Participant shall, at no additional cost, be entitled, upon any exercise of his option, to receive (subject to any required action by stockholders), in lieu of the number of shares as to which such option shall then be so exercised, the number and class of shares of stock or other securities to which such Participant would have been entitled pursuant to the terms of the agreement of merger or consolidation or the plan of recapitalization if at the time of such merger or consolidation or recapitalization such Participant had been a holder of record of a number of Common Shares equal to the number of shares as to which such option shall then be so exercised. Comparable rights shall accrue to each Participant in the event of successive recapitalizations, mergers, or consolidations of the character described above.

     In the event of any sale of all or substantially all of the assets of the Company, or any merger of the Company into another corporation in which the Company is not the surviving corporation, or any merger in which the holders of capital stock of the Company receive cash or other consideration in exchange for their shares, or any dissolution or liquidation of the Company or, in the discretion of the Board, any consolidation or other reorganization in which it is impossible or impracticable to continue in effect options granted under the Plan, the Company shall, at least 20 days prior to the scheduled closing of such event, send a written notice to each Participant by registered or certified mail or personal delivery stating that if such Participant's option is not exercised by the close of business on the business day immediately preceding the date of the scheduled closing of such event it shall terminate and the Board may, in its discretion, determine (and if it does so the Company's notice shall so state) that options granted under the Plan shall be exercisable in full during such 20-day period; provided that the Company has given the foregoing notice, any portion of such Participant's option remaining unexercised at the close of business on such day shall terminate unless the closing of such event shall not occur (whether it occurs on the scheduled date or a later date), in which case the Company's notice shall be of no further effect. However, the Board may, in its discretion, require instead, if any corporation acquiring the stock or assets of the Company or into which the Company merged is willing and able to assume all outstanding options granted under the Plan and such options shall not thereby lose their character as Incentive Stock Options, that such options to the extent not previously exercised shall be assumed by such other corporation and the preceding sentence shall not apply.

     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Board in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become subject to an option, and, provided that any such adjustment with respect to an Incentive Stock Option in connection with a transaction to which Section 424(a) of the Code applies shall be done in accordance with the provisions of such Section 424(a) unless the Board specifically determines otherwise.

10.  Exercise on Termination of Employment

     (a) Incentive Stock Options

     Except as provided in the next sentence, if a Participant ceases to be an employee any unexercised Incentive Stock Option shall terminate. If prior to the Expiration Date a Participant ceases to be an employee by reason of (i) death or disability within the meaning of Section 22 (e)(3) of the Code, he (or, in the event of the Participant's death, his estate) may exercise any Incentive Stock Options he holds for a period of one year after the date of cessation of employment or (ii) termination by the Company other than "for cause," he may exercise any Incentive Stock Options he holds for a period of three months after the date of cessation of employment, in either case, to the extent that such options were exercisable at the date of such cessation. Thereafter, any unexercised portion of the option shall terminate. Notwithstanding the foregoing, in no event shall Incentive Stock Options be exercisable after the Expiration Date. For purposes of this Plan, termination "for cause" shall mean cessation of employment due to (i) the Participant's failure to perform his duties, (ii) the commission by the participant of an act of gross dishonesty or willful and deliberate disloyalty in connection with this employment, or (iii) the conviction of the Participant of any felony, whether or not involving or in connection with his employment.

     (b) Nonqualified Stock Options

     (i) If a Participant ceases to be an employee by reason of his retirement at or after age 65, permanent and total disability (as determined by the Board) or termination by the Company other than "for cause", any unexercised portion of his Nonqualified Stock Option shall expire three months after such retirement, disability or termination, as the case may be, and during such three months' period, the Participant shall have the same rights to exercise the unexercised portion of his Nonqualified Stock Option as he would have had if he were still an employee of the Company. Notwithstanding the foregoing, in no event shall Nonqualified Stock Options be exercisable after the Expiration Date.

     (ii)If, prior to the expiration of any Nonqualified Stock Option, a Participant shall die while an employee of the Company, any unexercised portion of such option shall expire one year after his death and during such one-year period his legal representative, heirs or legatees shall have the same rights to exercise the unexercised portion of the option as the Participant would have had if he were still an employee of the Company. Notwithstanding the foregoing, in no event shall nonqualifed Stock Options be exercisable after the Expiration Date.

     (iii)Except as provided in clauses (i) and (ii) of this Section 10(b), if a Participant ceases employment for any reason prior to the Expiration Date of any Nonqualified Stock Option, the unexercised portion of such option shall automatically terminate, unless the Board in its sole discretion shall determine otherwise.

11.  Stock Appreciation Rights

     (a) Concurrently with each grant of a Nonqualified Stock Option under this Plan, the Board may grant a Participant a "Stock Appreciation Right" which shall provide the Participant the right to receive cash or, subject to the provisions of Section 11(c) hereof, Common Shares or a combination of cash and Common Shares in lieu of the purchase of Common Shares under such option. Such rights shall only be granted in conjunction with Nonqualified Stock Options and may not be granted alone.

     (b) The amount to which a Participant shall be entitled upon the exercise of any Stock Appreciation Right shall be determined by multiplying (i) the number of Common Shares with respect to which the Stock Appreciation Right is exercised by (ii) the amount, if any, by which the Fair Market Value of a Common Share on the exercise date exceeds the exercise price of the related Nonqualified Stock Option. Subject to the provisions of Section 11(c) hereof, such amount shall be paid, in either cash, Common Shares (valued at their Fair Market Value on the date the Stock Appreciation Rights are exercised), or a combination of cash and Common Shares, in the manner specified by the Board in its sole discretion.

     (c) Unless the Board, in its sole discretion, provides otherwise, Stock Appreciation Rights shall be exercisable upon the same conditions as the related Nonqualifed Stock Option is exercisable under Sections 7, 8 and 10(b) hereof; provided, however, that a Participant wishing to exercise a Stock Appreciation Right shall give written notice of such exercise to the Board stating the number of a Nonqualified Stock Options and Stock Appreciation Rights he wishes to exercise at such time and the form of payment for the Stock Appreciation Rights he wishes to receive. The Board, in its sole discretion, shall determine whether to honor the Participant's request to receive cash upon the exercise of his Stock Appreciation Rights. The Board (i) may condition exercise of Stock Appreciation Rights on the Participant's written agreement to hold all Common Shares received upon exercise of the related Nonqualified Stock Option for a period of one year, (ii) in the case of any Participant whose status as a director, officer or shareholder of the Company would subject him to liability for "short swing" profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended, to the extent then in force, shall limit the period during which Stock Appreciation Rights may be exercised (in whole or in part) for cash to the extent necessary to exempt the exercise of Stock Appreciation Rights for cash from such liability and (iii) may impose any other term or condition on exercise which the Board deems appropriate.

     (d) The exercise of any Stock Appreciation Right shall reduce the number of Common Shares subject to the related Nonqualified Stock Option.

12.  Restricted Stock Awards

     (a) The Board shall have the authority to award Participants Common Shares which shall be restricted as provided herein to avoid immediate taxation under the Code.

     (b)Such restricted stock may not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated by a Participant, except as provided below. As a condition to the receipt of any Common Shares awarded under this Plan, a Participant shall execute and deliver to the Company an instrument in writing, in form approved by the Board, wherein he agrees to the above restrictions and the legending of the certificates representing his Common Shares with respect thereto. Notwithstanding such restrictions, however, a Participant shall be entitled to receive all dividends declared on and to vote any Common Shares held by him and to all other rights of a stockholder with respect thereto.

     (c) If a Participant terminates his employment for any reason, his rights with respect to any Common Shares which remain restricted hereunder shall be as provided in a written agreement between the Participant and the Company relating to the award and forfeiture of shares hereunder.

     (d) Subject to subsection (c) hereof or to the extent provided in any written agreement between the Participant and the Company relating to the award of Common Shares hereunder, the restrictions set forth in this Section 12 on the sale, transfer or other disposition and on the pledge or other hypothecation of Common Shares awarded under this Plan shall lapse ratably over a period of five years from the date of award.

13.  Forfeiture of Benefits

     Notwithstanding any other provision of this Plan, no payment of any unpaid award shall be made, and any and all unexercised options and all rights under the Plan of a Participant who received such award or option grant (or his designated beneficiary or legal representatives) to the payment or exercise thereof, shall be forfeited if, prior to the time of such payment or exercise, the Participant shall (i) be employed by a competitor of, or shall be engaged in any activity in competition with, the Company without the Company's consent,
(ii) divulge without the Company's consent any secret or confidential information belonging to the Company, or (iii) engage in any other activities which would constitute grounds for termination "for cause," as defined in
Section 10 of this Plan.

14.  Payments on Death

     If a Participant dies before receiving full payment of all amounts to which he is entitled under this Plan, the remaining payments shall be paid when due to his designated beneficiary, as designated in such Participant's Option Agreement, or, in the absence of such designation, to his estate.

15.  Transferability of Options and Awards

     A Participant's rights and interest under the Plan (including the right to payment of unpaid installments of awards or the exercise of unexercised options) may not be assigned or transferred except, in the case of a Participant's death, to the person or persons to whom the option shall have been transferred by will or the laws of descent and distribution.

16.  Amendment and Termination

     The Board may at any time and from time to time terminate, modify or amend the Plan in any respect; provided, however, that unless also approved or ratified by a vote of the holders of the outstanding shares of the capital stock of the Company entitled to a majority of the voting power of the Company, any such modification or amendment shall not (subject, however, to the provisions of Section 9 hereof); (i) increase the maximum number of Common Shares for which options and awards may be granted under the Plan; (ii) reduce the option price at which options may be granted; (iii) extend the period during which options may be granted or exercised beyond the times originally prescribed; (iv) change the persons eligible to participate in the Plan; or (v) increase the number of options or awards that may be granted to a Participant or materially increase the benefits accruing to Participants under the Plan. No such termination, modification or amendment may affect the rights of a Participant under an outstanding option or the grantee of an award. Nevertheless, with the consent of the Participant affected, the Committee may amend outstanding options and awards in a manner not inconsistent with the terms of the Plan.

17.  Funding of Plans

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any option or award under this Plan and payment of options and awards shall be subordinate to the claims of the Company's general creditors. In no event shall interest be paid or accrued on any option or award, including unpaid installments of options or awards.

18.  Rights of Participant

     No Participant or other person shall have any claim or right to be granted an option or award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company.

19.  Rights as a Stockholder

     A Participant or a transferee of an option shall have no rights as a stockholder with respect to any Common Share covered by his option until he shall have become the holder of record of such share, and except for stock dividends as provided in Section 9 hereof, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights in respect of such share for which the record date is prior to the date on which he shall become the holder of record thereof.

20.  Agreements with Participants

     Each award or grant made under this Plan shall be evidenced by a written instrument containing such terms and conditions as the Board shall approve. Each such agreement shall provide that, as a condition to the award or grant evidenced thereby, the Participant agrees that the Company shall arrange to deduct from any payments of any kind otherwise due to the Participant from the Company or a Subsidiary, the aggregate amount of federal, state or local taxes of any kind required by law to be withheld with respect thereto, or if no such payments are due or become due to the Participant, that the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment to it of, the aggregate amount of such taxes.

21.  Requirements for Issuance of Shares

     No Common Shares shall be issued or transferred hereunder unless and until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Board. The Board shall have the right to condition any award or the issuance of Common Shares made to any Participant hereunder on such Participant's undertaking in writing to comply with such restrictions on his subsequent disposition of such shares as the Board shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

22.  Headings

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

23.  Effective Date and Designation of the Board

     Subject to the approval of the Company's stockholders entitled to vote hereon, this Plan shall be effective as of September 1, 1988 and shall continue in effect thereafter until terminated or suspended by the Board.